Filed pursuant to Rule 424(b)(7)

Registration No. 333-220513

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price	Amount of registration fee(1)
Common Stock, par value $0.01 per share	27,685,493	$51.50	$1,425,802,889.50	$177,512.46

(1)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended. Represents deferred payment of the registration fees in connection with the registrant’s Registration Statement on Form S-3 (Registration No. 333-220513) being paid herewith.

PROSPECTUS SUPPLEMENT

(To prospectus dated September 18, 2017)

27,685,493 Shares

TD Ameritrade Holding Corporation

Common Stock

The selling stockholders named in this prospectus supplement are offering (the “Offering”) to sell 27,685,493 shares (“the shares”) of our common stock, par value $0.01 per share (“common stock”). We will not receive any proceeds from the sale of our common stock by the selling stockholders.

Our common stock is listed on the Nasdaq Global Select Market under the ticker symbol “AMTD.” The last reported sale price of our common stock on December 12, 2017 was $52.69 per share.

Investing in our common stock involves risks. See “Risk Factors” on page S-7 of this prospectus supplement and the other risk factors included or incorporated by reference in this prospectus supplement and the accompanying prospectus before investing in the common stock.

The underwriter has agreed to purchase the shares of common stock from the selling stockholders at a price of $51.30 per share, resulting in $1,420,265,790.90 in aggregate proceeds, before expenses, to the selling stockholders.

	Per Share	Total
Public offering price	$51.50	$1,425,802,889.50
Underwriting discounts and commissions	$0.20	$5,537,098.60
Proceeds to selling stockholders, before expenses	$51.30	$1,420,265,790.90

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The shares will be ready for delivery on or about December 14, 2017.

Goldman Sachs & Co. LLC

The date of this prospectus supplement is December 12, 2017.

Prospectus Supplement

Prospectus

This prospectus supplement, the accompanying prospectus and any free writing prospectus filed by us do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do they constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

For investors outside of the United States, neither we nor the selling stockholders have done anything that would permit the offering, possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to the offering, possession or distribution of this prospectus outside of the United States. See “Underwriting.”

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is the prospectus supplement, which describes the specific details regarding this Offering and the shares offered hereby. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this Offering. The prospectus is part of a registration statement on Form S-3 filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). You should read this prospectus supplement, the accompanying prospectus and the registration statement, together with additional information incorporated by reference herein and therein as described under “Where You Can Find More Information” in this prospectus supplement.

This prospectus supplement may add to, update or change the information in the accompanying prospectus. If information in this prospectus supplement is inconsistent with information in the accompanying prospectus, this prospectus supplement will apply and will supersede, to the extent inconsistent, the information in the accompanying prospectus. In addition, any information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus will be deemed to have been modified or superseded to the extent that a statement subsequently contained in this prospectus supplement or the accompanying prospectus, in any free writing prospectus we may provide to you in connection with this Offering or in any document that we have subsequently filed or we may file (but not furnish) with the SEC under or pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that also is incorporated by reference into this prospectus supplement and the accompanying prospectus modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be part of this prospectus supplement or the accompanying prospectus.

You should rely only on the information contained or incorporated or deemed incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus filed by us with the U.S. Securities and Exchange Commission (the “SEC”). Neither we nor the selling stockholders have authorized anyone to provide any information other than that contained in this prospectus supplement or in the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we may have referred you. Neither we nor the selling stockholders take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling stockholders have authorized any other person to provide you with different or additional information, and none of us is making an offer to sell shares of our common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement is accurate only as of the date hereof or, in the case of information incorporated or deemed incorporated by reference herein, as of the date thereof, regardless of the time of delivery of the prospectus supplement or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since the date of such information.

Unless otherwise indicated or the context otherwise requires, in this prospectus supplement, we use the terms “TD Ameritrade,” the “Company,” “we,” “us” and “our” to refer to TD Ameritrade Holding Corporation and its subsidiaries. References to “$” and “dollars” are to United States dollars. References to “fiscal” mean the Company’s fiscal year ended September 30.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in key documents described in this prospectus supplement and the accompanying prospectus. All of the summaries are qualified in their entirety by the actual documents, which you should review before making your investment decision. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information” in this prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and, to the extent inconsistent, supersede this information. SEC rules and regulations also permit us to “furnish” rather than “file” certain reports and information with the SEC. Any such reports or information which we “furnish” or have “furnished” shall not be deemed to be incorporated by reference into or otherwise become a part of this prospectus supplement or the accompanying prospectus, regardless of when furnished to the SEC. We incorporate by reference the following documents we have already filed with the SEC (file number 001-35509):

•	our Annual Report on Form 10-K for the fiscal year ended September 30, 2017, filed with the SEC on November 17, 2017;

•	our Current Reports on Form 8-K filed with the SEC on September 18, 2017 (as amended on November 17, 2017), October 30, 2017, November 22, 2017 and December 13, 2017;

•	the information in the Definitive Proxy Statement for our 2017 Annual Meeting of Stockholders filed with the SEC on January 4, 2017 that is incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended September 30, 2016; and

•	the description of our common stock contained in Form 8-A, filed with the SEC on December 1, 2015, and any amendment or report filed under the Exchange Act, for the purpose of updating such description.

We also incorporate by reference any future filings that we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (other than any portion of such filings that are furnished under applicable SEC rules rather than filed), on or after the date of this prospectus supplement until we have terminated the Offering. Those documents will become a part of this prospectus supplement from the date that the documents are filed with the SEC. Information that becomes a part of this prospectus supplement or the accompanying prospectus after the date of this prospectus supplement will automatically update and, to the extent inconsistent, replace information in this prospectus supplement and information previously filed with the SEC.

Our SEC filings are available free of charge through our Internet website at http://www.amtd.com as soon as reasonably practicable after we electronically file these materials with the SEC. However, the information on our Internet website is not part of this prospectus supplement or the accompanying prospectus (or any document incorporated by reference herein or therein), and you should not rely on that information in making your investment decision unless that information is also in this prospectus supplement or the accompanying prospectus or has been expressly incorporated by reference into this prospectus supplement or the accompanying prospectus. You may also request a copy of our SEC filings at no cost by writing or telephoning us at:

TD Ameritrade Holding Corporation

200 South 108th Avenue

Omaha, Nebraska 68154

Attention: Investor Relations

Telephone: (800) 237-8692

Our SEC filings are also available at the SEC’s website at http://www.sec.gov. You may also read and copy any documents that we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room.

Our common stock is listed on the Nasdaq Global Select Market. You may inspect reports, proxy statements and other information about us at the office of the Nasdaq Stock Market, One Liberty Plaza, 165 Broadway, New York, New York, 10006.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and any free writing prospectus we have authorized contain or may contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend” and similar words or expressions. In particular, forward-looking statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus include our expectations regarding: the effect of client trading activity on our results of operations; the effect of changes in interest rates on our net interest spread; diluted earnings per share; amounts of commissions and transaction fees, commission revenues, order routing revenue, asset-based revenues, bank deposit account fees, net interest revenue, investment product fees and other revenues; the average yield earned on bank deposit account assets; amounts of total operating expenses, acquisition-related synergies, acquisition-related expenses, advertising expense and other expense; our effective income tax rate; our capital and liquidity needs and our plans to finance such needs; and our clearinghouse deposit requirements. Our actual results could differ materially from those anticipated in such forward-looking statements. Important factors that may cause such differences include, but are not limited to: general economic and political conditions and other securities industry risks; fluctuations in interest rates; stock market fluctuations and changes in client trading activity; credit risk with clients and counterparties; increased competition; systems failures, delays and capacity constraints; network security risks; liquidity risks; new laws and regulations affecting our business; regulatory and legal matters; difficulties and delays in integrating the Scottrade Financial Services, Inc. (“Scottrade”) business or fully realizing cost savings and other benefits from the acquisition; business disruption following the Scottrade acquisition; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; disruptions due to Scottrade integration-related uncertainty or other factors making it more difficult to maintain relationships with employees, customers, other business partners or governmental entities; the inability to realize synergies or to implement integration plans and other consequences associated with mergers, acquisitions and uncertainties; and the other risks and uncertainties set forth under Item 1A—Risk Factors of our Annual Report on Form 10-K for the fiscal year ended September 30, 2017 and any subsequently filed reports. It is not possible to identify all of the risks, uncertainties and other factors that may affect future results. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus supplement and the accompanying prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. You are cautioned not to place undue reliance on the forward-looking statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, which speak only as of the date on which the statements were made. We undertake no obligation to publicly update or revise these statements, whether as a result of new information, future events or otherwise, except to the extent required by the federal securities laws.

SUMMARY

This summary highlights certain information contained elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. Please read this entire prospectus supplement and the accompanying prospectus, including the risk factors section and the documents incorporated or deemed incorporated by reference in this prospectus supplement and the accompanying prospectus, before you decide to invest. See “Risk Factors” and “Where You Can Find More Information.” In addition, this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein include forward-looking information that involves risks and uncertainties. See “Forward-Looking Statements.”

The Company

TD Ameritrade, a Delaware corporation, was established in 1971 as a local investment banking firm and began operations as a retail discount securities brokerage firm in 1975. TD Ameritrade is a leading provider of securities brokerage services and technology-based financial services to retail investors, traders and independent registered investment advisors. TD Ameritrade common stock is traded on the Nasdaq Global Select Market under the symbol “AMTD.” Our principal executive offices are located at 200 South 108th Avenue, Omaha, Nebraska 68154, and our telephone number at that address is (402) 331-7856. Our website is located at http://www.amtd.com. Information contained on or accessible through our website does not constitute part of this prospectus supplement or the accompanying prospectus, other than documents that we file with the SEC and incorporate by reference into this prospectus supplement and the accompanying prospectus.

The Scottrade Acquisition

On September 18, 2017, the Company completed its acquisition of Scottrade Financial Services, Inc., a Delaware corporation (“Scottrade”), pursuant to that certain Agreement and Plan of Merger, dated as of October 24, 2016 (the “merger agreement”), by and among the Company, Scottrade, Alto Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company, and Rodger O. Riney, as Voting Trustee of the Rodger O. Riney Family Voting Trust U/A/D 12/31/2012 (in such capacity, the “the Riney Stockholder”). Pursuant to the terms of the merger agreement, the Company acquired Scottrade (the “Scottrade acquisition”) in a cash and equity transaction.

Founded in 1980, Scottrade is a leading provider of securities brokerage services to retail investors, traders and independent registered investment advisors through its online platform as well as through nearly 500 branches.

The Scottrade acquisition took place in two consecutive steps. First, pursuant to and subject to the terms and conditions set forth in a separate Agreement and Plan of Merger, TD Bank, N.A., a wholly owned subsidiary of The Toronto-Dominion Bank (“TD”), acquired Scottrade Bank, a wholly owned subsidiary of Scottrade, from Scottrade (the “Bank acquisition”) for approximately $1.38 billion in cash, subject to certain closing adjustments. Additionally, TD Luxembourg International Holdings S.à r.l. (“TD Lux”), an affiliate of TD, purchased 11,074,197 shares of common stock for approximately $400 million from the Company in connection with the transaction. Immediately following TD’s acquisition of Scottrade Bank, the Company acquired Scottrade for approximately $3.07 billion in cash (including the cash proceeds from the Bank acquisition described above) and the issuance of 27,685,493 shares of the Company’s common stock, subject to certain closing adjustments.

Registration Rights Agreement

At the closing of the Scottrade acquisition, the Company, TD, TD Lux, the Riney Stockholder and the other stockholders described therein (the “Ricketts Stockholders”) entered into a registration rights agreement (the “registration rights agreement”) providing each of TD, TD Lux, the Riney Stockholder and the Ricketts Stockholders with certain customary registration rights with respect to shares of our common stock that qualify as registrable securities under the registration rights agreement, including certain shares issued to the Riney Stockholder and TD Lux, respectively, in connection with the closing of the Scottrade acquisition and certain shares previously acquired by TD, TD Lux and the Ricketts Stockholders. Pursuant to the registration rights agreement, each of TD, TD Lux, the Riney Stockholder and the Ricketts Stockholders and certain of their permitted transferees are entitled to certain customary demand registration, shelf takedown and piggyback registration rights with respect to their respective registrable securities, subject to certain customary limitations (including with respect to minimum offering size and maximum number of demands and underwritten shelf takedowns within certain periods).

The Offering

This summary of the Offering highlights some of the information contained in this prospectus supplement. The summary may not contain all of the information that is important to you. You should carefully read the information contained and incorporated by reference in this prospectus supplement in order to understand the Offering.

Selling stockholders	Rodger O. Riney Family Voting Trust U/A/D 12/31/2012 (the “Riney Voting Trust”) St. Louis Community Foundation, Inc. Paula and Rodger Riney Foundation (the “Riney Foundation”)

Common stock offered by selling stockholders	27,685,493 shares of TD Ameritrade common stock, par value $0.01 per share.

Common stock outstanding	566,939,277 shares as of November 2, 2017

Listing	Our common stock is listed on the Nasdaq Global Select Market under the ticker symbol “AMTD.”

Use of proceeds	We will not receive any proceeds as a result of the sale of the shares by the selling stockholders.

Dividends	Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of any funds legally available for dividends. We pay dividends on our common stock only if we have paid or provided for all dividends on any outstanding series of preferred stock, for the then current period, and, in the case of any cumulative preferred stock, all prior periods.

Risk factors	Investment in our common stock involves risks. You should carefully consider the information set forth in the section of this prospectus supplement entitled “Risk Factors” on page S-6, as well as other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus before deciding whether to invest in our common stock.

RISK FACTORS

Your investment in our common stock involves certain risks. You should consult with your own financial and legal advisors as to the risks involved in an investment in our common stock and to determine whether our common stock is a suitable investment for you. Before investing in our common stock, you should carefully consider, among other matters, the risk factors and information set forth in the accompanying prospectus and under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2017, and any subsequently filed reports, each of which is incorporated by reference into this prospectus supplement and the accompanying prospectus, as the same may be updated from time to time by our filings with the SEC under the Exchange Act that we incorporate by reference herein. You should also refer to the other information in this prospectus supplement and the accompanying prospectus, including our financial statements and the related notes incorporated by reference into this prospectus supplement and the accompanying prospectus. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

USE OF PROCEEDS

We will not receive any proceeds as a result of the sale of the shares by the selling stockholders described in this prospectus supplement and the accompanying prospectus.

SELLING STOCKHOLDERS

In connection with the Scottrade acquisition, we issued 27,685,493 shares of our common stock to the Riney Stockholder (including certain shares deposited into an escrow account to secure certain indemnification obligations of the Riney Stockholder under the merger agreement, which escrow shares will be released from the escrow account in connection with this Offering in exchange for cash deposited by or on behalf of the Riney Stockholder, in accordance with the terms of the merger agreement and the related escrow agreement). The shares of our common stock to be sold in this Offering constitute all of the shares originally issued to the Riney Stockholder in connection with the Scottrade acquisition. On November 3, 2017, the Riney Stockholder transferred to Rodger O. Riney, individually, 4,545,066 shares of common stock, and Rodger O. Riney subsequently transferred 2,000,000 of such shares to the St. Louis Community Foundation, Inc., and the remaining 2,545,066 of such shares to the Riney Foundation, as permitted transferees of the Riney Stockholder pursuant to the terms of the stockholders agreement, dated as of September 18, 2017, by and among the Company and the Riney Stockholder (the “stockholders agreement”). Each of the St. Louis Community Foundation, Inc. and the Riney Foundation have executed joinders to become parties to each of the registration rights agreement and the stockholders agreement.

The following table sets forth (i) the selling stockholders, (ii) the number of shares of and percentage of our common stock that the selling stockholders beneficially owned before this Offering, (iii) the number of shares of our common stock to be sold in this Offering by the selling stockholders and (iv) the number of shares of and percentage of our common stock that will be beneficially owned by the selling stockholders after this Offering. The number of shares of our common stock outstanding as of November 2, 2017 was 566,939,277 shares. The information contained in the table below in respect of the selling stockholders has been obtained from the selling stockholders and has not been independently verified by us.

	Shares Beneficially Owned Prior to the Offering			Shares to be Sold in the Offering		Shares Beneficially Owned After the Offering
	Number		Percent(3)			Number	Percent(3)
Selling stockholders(1)(2)
Rodger O. Riney Family Voting Trust U/A/D 12/31/2012(4)	23,140,427	(5)	4.1%	23,140,427	(5)	—	—
St. Louis Community Foundation, Inc.	2,000,000		*	2,000,000		—	—
Paula and Rodger Riney Foundation(6)	2,545,066		*	2,545,066		—	—

*	Represents less than 1%.
(1)	The relationship between TD Ameritrade and the selling stockholders is governed by the stockholders agreement and the registration rights agreement, each of which was included as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on September 18, 2017 and is incorporated herein by reference.
(2)	Prior to this Offering, the selling stockholders beneficially owned an aggregate of 27,685,493 shares of our common stock, which represented, in the aggregate, approximately 4.9% of the outstanding shares of our common stock.
(3)	For purposes of this table, information as to the percentage of shares beneficially owned is calculated based on 566,939,277 shares of our common stock outstanding as of November 2, 2017.
(4)	The Riney Stockholder is the sole voting trustee of the Riney Voting Trust. Certificate holders of the Riney Voting Trust may be deemed to share beneficial ownership of the shares of common stock held by the Riney Voting Trust. Rodger O. Riney has been a special advisor to the President and Chief Executive Officer of the Company since the closing of the Scottrade acquisition.
(5)	Includes 1,736,815 shares beneficially owned by the Riney Stockholder which were deposited into an escrow account to secure certain indemnification obligations of the Riney Stockholder under the merger agreement, which escrow shares will be released from the escrow account in connection with this Offering in exchange for cash deposited by or on behalf of the Riney Stockholder, in accordance with the terms of the merger agreement and the related escrow agreement.
(6)	Paula C. Riney and Rodger O. Riney are each trustees of the Riney Foundation and share beneficial ownership of the shares of common stock held by the Riney Foundation. Rodger O. Riney has been a special advisor to the President and Chief Executive Officer of the Company since the closing of the Scottrade acquisition.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated December 12, 2017, the selling stockholders have agreed to sell to Goldman Sachs & Co. LLC, the underwriter, 27,685,493 shares of common stock.

The underwriting agreement provides that the underwriter is obligated to purchase all shares of common stock in the Offering if any are purchased.

The underwriter proposes initially to offer the shares of common stock directly to the public at the public offering price set forth below. After the initial offering, the public offering price or any other term of the offering may be changed by the underwriter. The offering of the shares of common stock by the underwriter is subject to receipt and acceptance by the underwriter and subject to its right to reject any order in whole or in part. The underwriter may effect such transactions by selling shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principal.

The following table shows the public offering price, underwriting discount and proceeds before expenses to the selling stockholders:

	Per Share	Total
Public offering price	$51.50	$1,425,802,889.50
Underwriting discounts and commissions	$0.20	$5,537,098.60
Proceeds to selling stockholders, before expenses	$51.30	$1,420,265,790.90

The expenses of the Offering are estimated at $750,000 and are payable by us. We and the selling stockholders have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act.

NASDAQ Stock Market Listing

The shares are listed on the Nasdaq Global Select Market under the ticker symbol “AMTD.”

Price Stabilization, Short Positions

Until the distribution of the shares is completed, SEC rules may limit the underwriter from bidding for and purchasing our common stock. However, the underwriter may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

In connection with the Offering, the underwriter may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriter of a greater number of shares than it is required to purchase in the Offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriter in the open market prior to the completion of the Offering.

Similar to other purchase transactions, the underwriter’s purchases to cover short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market.

Neither we nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriter makes any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Offer, Sale and Distribution of Shares

In connection with the Offering, the underwriter or certain of the securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, the underwriter may facilitate Internet distribution for this Offering to certain of its Internet subscription customers. The underwriter may allocate a limited number of shares for sale to its online brokerage customers. An electronic prospectus is available on the Internet web sites maintained by the underwriter of this Offering. Other than the prospectus in electronic format, the information on the underwriter’s web site and any information contained in any other web sites maintained by the underwriter are not part of this prospectus supplement.

Other Relationships

The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of its various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The underwriter and its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

Selling Restrictions

Notice to Prospective Investors in Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this Offering.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State:

(a)	to any legal entity which is a qualified investor as defined under the Prospectus Directive;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive); or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU) and includes any relevant implementing measure in each Relevant Member State.

Notice to Prospective Investors in the United Kingdom

The underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA does not apply to the Company and the selling stockholders named in this prospectus supplement; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the Offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the Offering, the Company or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (“FINMA”), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Hong Kong

The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (1) to an institutional investor under Section (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (2) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA; or (3) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Notice to Prospective Investors in Japan

The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Law No. 25 of 1948, as amended, the “FIEL”) and the underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

LEGAL MATTERS

Certain legal matters in connection with the securities to be offered by this prospectus supplement will be passed upon for us by Wachtell, Lipton, Rosen & Katz, New York, New York. The underwriter has been represented by Mayer Brown LLP, Chicago, Illinois, and the selling stockholders have been represented by Sullivan & Cromwell LLP, New York, New York, Lewis Rice LLC, St. Louis, Missouri, and Thompson Coburn LLP, St. Louis, Missouri.

EXPERTS

The consolidated financial statements of TD Ameritrade appearing in TD Ameritrade’s Annual Report on Form 10-K for the year ended September 30, 2017, and the effectiveness of TD Ameritrade’s internal control over financial reporting as of September 30, 2017 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in auditing and accounting.

The carved-out combined financial statements of Scottrade Financial Services, Inc. as of September 30, 2016 and for the year ended September 30, 2016, appearing in TD Ameritrade’s Current Report on Form 8-K/A filed with the SEC on November 17, 2017, have been audited by Deloitte & Touche LLP, independent auditors, as set forth in their report thereon, included therein, and incorporated herein by reference. Such carved-out combined financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

PROSPECTUS

TD Ameritrade Holding Corporation

Common Stock

This prospectus relates to the resale from time to time, in one or more transactions, of shares of our common stock, par value $0.01 per share, held by the selling stockholders identified in this prospectus that have contractual registration rights with us, or constitute certain permitted transferees of such stockholders. The registration of the shares of common stock to which this prospectus relates does not require the selling stockholders to sell any of their shares of common stock.

On September 18, 2017, we completed our acquisition of Scottrade Financial Services, Inc. (“Scottrade”) (the “Scottrade acquisition”). In connection with the Scottrade acquisition, we entered into a registration rights agreement, dated as of September 18, 2017 (the “registration rights agreement”), with The Toronto-Dominion Bank (“TD”), TD Luxembourg International Holdings S.à r.l. (“TD Lux”), Rodger O. Riney, as Voting Trustee of the Rodger O. Riney Family Voting Trust U/A/D 12/31/2012 (in such capacity, the “Riney Stockholder”) and the other stockholders described therein (the “Ricketts Stockholders” and, together with TD, TD Lux and the Riney Stockholder, the “selling stockholders”), pursuant to which we agreed to file with the U.S. Securities and Exchange Commission (the “SEC”) a shelf registration statement covering resales of the shares of our common stock held or beneficially owned by them that qualify as registrable securities under the registration rights agreement. In connection with the Scottrade acquisition, we issued shares of our common stock to TD Lux and the Riney Stockholder in a private transaction. This prospectus forms a part of a registration statement filed by us as required by the registration rights agreement.

The selling stockholders identified in this prospectus or a supplement hereto may offer and sell shares of our common stock, as described in this prospectus, from time to time as each selling stockholder may determine through public or private transactions or through other means described in the section entitled “Plan of Distribution” beginning on page 8 at prevailing market prices, at prices different than prevailing market prices or at privately negotiated prices. For more information regarding the offer and sale of shares of our common stock by the selling stockholders pursuant to this prospectus, please read “Plan of Distribution.” To the extent required, the number of shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any underwriter, agent or dealer and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying supplement to this prospectus.

We are not selling any shares of our common stock pursuant to this prospectus, and we will not receive any proceeds from the sale of shares of our common stock offered by this prospectus. We have agreed to pay all expenses relating to registering such shares, subject to the terms of the registration rights agreement, except for underwriting discounts, selling commissions and transfer taxes, if any, of the selling stockholders.

Our common stock is listed on the Nasdaq Global Select Market under the ticker symbol “AMTD.” The last reported sale price of our common stock on September  18, 2017 was $45.65 per share.

Investing in our common stock involves risks. You should carefully consider the risk factors referred to on page 6 of this prospectus, in any applicable prospectus supplement and in the documents incorporated or deemed incorporated by reference in this prospectus and any applicable prospectus supplement before you invest in our common stock.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 18, 2017.

This prospectus, any applicable prospectus supplement and any free writing prospectus filed by us do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do they constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

For investors outside of the United States, neither we nor the selling stockholders have done anything that would permit the offering, possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to the offering, possession or distribution of this prospectus outside of the United States.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed on Form S-3 with the SEC, under a shelf registration process. Under this shelf registration process, the selling stockholders may, from time to time, offer and sell the shares of our common stock described in this prospectus and in any applicable prospectus supplement in one or more transactions. Any applicable prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus, and accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in such applicable prospectus supplement or free writing prospectus. You should read both this prospectus and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated or deemed incorporated by reference in this prospectus, in any applicable prospectus supplement or in any free writing prospectus filed by us with the SEC. Neither we nor the selling stockholders have authorized anyone to provide any information other than that contained in this prospectus or in any prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we may have referred you. Neither we nor the selling stockholders take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling stockholders have authorized any other person to provide you with different or additional information, and none of us is making an offer to sell shares of our common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date hereof or, in the case of information incorporated or deemed incorporated by reference herein, as of the date thereof, regardless of the time of delivery of the prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since the date of such information.

Unless otherwise indicated or the context otherwise requires, in this prospectus, we use the terms “TD Ameritrade,” the “Company,” “we,” “us” and “our” to refer to TD Ameritrade Holding Corporation and its subsidiaries. References to “$” and “dollars” are to United States dollars. References to “fiscal” mean the Company’s fiscal year ended September 30.

This prospectus contains summaries of certain provisions contained in key documents described in this prospectus. All of the summaries are qualified in their entirety by the actual documents, which you should review before making your investment decision. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and, to the extent inconsistent, supersede this information. SEC rules and regulations also permit us to “furnish” rather than “file” certain reports and information with the SEC. Any such reports or information which we “furnish” or have “furnished” shall not be deemed to be incorporated by reference into or otherwise become a part of this prospectus, regardless of when furnished to the SEC. We incorporate by reference the following documents we have already filed with the SEC (file number 001-35509):

•	our Annual Report on Form 10-K for the fiscal year ended September 30, 2016, filed with the SEC on November 18, 2016;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 2016, March 31, 2017 and June 30, 2017, filed with the SEC on February 6, 2017, May 8, 2017 and July 24, 2017, respectively;

•	our Current Reports on Form 8-K filed with the SEC on October 28, 2016 (two filings), November 23, 2016, December 9, 2016, February 24, 2017, April 21, 2017, April 28, 2017, September 13, 2017 and September 18, 2017;

•	the information in the Definitive Proxy Statement for our 2017 Annual Meeting of Stockholders filed with the SEC on January 4, 2017 that is incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended September 30, 2016; and

•	the description of our common stock contained in Form 8-A, filed with the SEC on December 1, 2015, and any amendment or report filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the purpose of updating such description.

We also incorporate by reference any future filings that we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (other than any portion of such filings that are furnished under applicable SEC rules rather than filed), on or after the date of this prospectus until we have terminated the offerings to which this prospectus relates. Those documents will become a part of this prospectus from the date that the documents are filed with the SEC. Information that becomes a part of this prospectus after the date of this prospectus will automatically update and, to the extent inconsistent, replace information in this prospectus and information previously filed with the SEC.

Our SEC filings are available free of charge through our Internet website at http://www.amtd.com as soon as reasonably practicable after we electronically file these materials with the SEC. However, the information on our Internet website is not part of this prospectus or any accompanying prospectus supplement (or any document incorporated by reference herein or therein), and you should not rely on that information in making your investment decision unless that information is also in this prospectus or any accompanying prospectus supplement or has been expressly incorporated by reference into this prospectus or any accompanying prospectus supplement. You may also request a copy of our SEC filings at no cost by writing or telephoning us at:

TD Ameritrade Holding Corporation

200 South 108th Avenue

Omaha, Nebraska 68154

Attention: Investor Relations

Telephone: (800) 237-8692

Our SEC filings are also available at the SEC’s website at http://www.sec.gov. You may also read and copy any documents that we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room.

Our common stock is listed on the Nasdaq Global Select Market. You may inspect reports, proxy statements and other information about us at the office of the Nasdaq Stock Market, One Liberty Plaza, 165 Broadway, New York, New York, 10006.

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend” and similar words or expressions. In particular, forward-looking statements contained or incorporated by reference in this prospectus include our expectations regarding: the effect of client trading activity on our results of operations; the effect of changes in interest rates on our net interest spread; diluted earnings per share; average commissions and transaction fees per trade; amounts of commissions and transaction fees, asset-based revenues, insured deposit account fees, net interest revenue and investment product fees; net interest margin; the average yield earned on insured deposit account assets; the effect of the FDIC surcharge on our insured deposit account fees; growth in spread-based and fee-based asset balances; amounts of total operating expenses; our effective income tax rate; our capital and liquidity needs and our plans to finance such needs; and our clearinghouse deposit requirements. Our actual results could differ materially from those anticipated in such forward-looking statements. Important factors that may cause such differences include, but are not limited to: general economic and political conditions and other securities industry risks; fluctuations in interest rates; stock market fluctuations and changes in client trading activity; credit risk with clients and counterparties; increased competition; systems failures, delays and capacity constraints; network security risks; liquidity risk; new laws and regulations affecting our business; regulatory and legal matters and uncertainties; our ability to successfully integrate any assets, liabilities, customers, systems and personnel we may acquire, including from Scottrade Financial Services, Inc., into our operations, and our ability to realize related synergies and cost savings within expected time frames or at all; and the other risks and uncertainties set forth under the caption “Item 1A—Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended September 30, 2016 and any subsequently filed reports, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. It is not possible to identify all of the risks, uncertainties and other factors that may affect future results. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. You are cautioned not to place undue reliance on the forward-looking statements contained or incorporated by reference in this prospectus, which speak only as of the date on which the statements were made. We undertake no obligation to publicly update or revise these statements, whether as a result of new information, future events or otherwise, except to the extent required by the federal securities laws.

SUMMARY

This summary highlights certain information contained elsewhere in this prospectus and the documents incorporated by reference herein. Please read this entire prospectus and any applicable prospectus supplement, including the risk factors section and the documents incorporated or deemed incorporated by reference in this prospectus and any applicable prospectus supplement, before you decide to invest. See “Risk Factors” and “Where You Can Find More Information.” In addition, this prospectus, any applicable prospectus and the documents incorporated by reference herein include forward-looking information that involves risks and uncertainties. See “Forward-Looking Statements.”

The Company

TD Ameritrade, a Delaware corporation, was established in 1971 as a local investment banking firm and began operations as a retail discount securities brokerage firm in 1975. TD Ameritrade is a leading provider of securities brokerage services and technology-based financial services to retail investors, traders and independent registered investment advisors. TD Ameritrade common stock is traded on the Nasdaq Global Select Market under the symbol “AMTD.” Our principal executive offices are located at 200 South 108th Avenue, Omaha, Nebraska 68154, and our telephone number at that address is (402) 331-7856. Our website is located at http://www.amtd.com. Information contained on or accessible through our website does not constitute part of this prospectus or any accompanying prospectus, other than documents that we file with the SEC and incorporate by reference into this prospectus and any accompanying prospectus.

The Scottrade Acquisition

On September 18, 2017, the Company completed its acquisition of Scottrade Financial Services, Inc., a Delaware corporation (“Scottrade”), pursuant to that certain Agreement and Plan of Merger, dated as of October 24, 2016 (the “merger agreement”), by and among the Company, Scottrade, Alto Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company, and Rodger O. Riney, as Voting Trustee of the Rodger O. Riney Family Voting Trust U/A/D 12/31/2012 (in such capacity, the “Riney Stockholder”). Pursuant to the terms of the merger agreement, the Company acquired Scottrade (the “Scottrade acquisition”) in a cash and equity transaction.

Founded in 1980, Scottrade is a leading provider of securities brokerage services to retail investors, traders and independent RIAs through its online platform as well as through nearly 500 branches. As of June 30, 2017, Scottrade had 3.0 million funded accounts (i.e., open client accounts with a total liquidation value greater than zero), $186.7 billion in client assets and total consolidated assets of $24.5 billion, of which the substantial majority ($17.0 billion) were in its subsidiary, Scottrade Bank. For the last twelve months ended June 30, 2017, Scottrade had total revenue of $1.1 billion and net income of $181.2 million.

The Scottrade acquisition took place in two consecutive steps. First, pursuant to and subject to the terms and conditions set forth in a separate Agreement and Plan of Merger, TD Bank, N.A., a wholly owned subsidiary of The Toronto-Dominion Bank (“TD”), acquired Scottrade Bank, a wholly owned subsidiary of Scottrade, from Scottrade (the “Bank acquisition”) for approximately $1.4 billion in cash, subject to certain closing adjustments. Additionally, TD Luxembourg International Holdings S.à r.l. (“TD Lux”), an affiliate of TD, purchased approximately $400 million in new common equity of the Company, or 11,074,197 shares, from the Company in connection with the transaction. Immediately following TD’s acquisition of Scottrade Bank, the Company acquired Scottrade for approximately $3.1 billion in cash (including the cash proceeds from the Bank acquisition described above) and the issuance of 27,685,493 shares of the Company’s common stock, subject to certain closing adjustments.

For more information regarding the terms of the merger agreement, the registration rights agreement and the Scottrade acquisition, see our Current Reports on Form 8-K filed with the SEC on October 28, 2016 and September 18, 2017, our Annual Report on Form 10-K for the fiscal year ended September 30, 2016, filed with the SEC on November 18, 2016, and our other subsequently filed reports filed with the SEC, which are incorporated herein by reference.

Registration Rights Agreement

At the closing of the Scottrade acquisition, the Company, TD, TD Lux, the Riney Stockholder and the other stockholders described therein (the “Ricketts Stockholders”) entered into a registration rights agreement (the “registration rights agreement”) providing each of TD, TD Lux, the Riney Stockholder and the Ricketts Stockholders with certain customary registration rights with respect to shares of our common stock that qualify as registrable securities under the registration rights agreement, including certain shares issued to the Riney Stockholder and TD Lux, respectively, in connection with the closing of the Scottrade acquisition and certain shares previously acquired by TD, TD Lux and the Ricketts Stockholders. Pursuant to the registration rights agreement, each of TD, TD Lux, the Riney Stockholder and the Ricketts Stockholders are entitled to certain customary demand registration, shelf takedown and piggyback registration rights with respect to their respective registrable securities, subject to certain customary limitations (including with respect to minimum offering size and maximum number of demands and underwritten shelf takedowns within certain periods). With respect to TD, TD Lux and the Ricketts Stockholders, the registration rights agreement supersedes and replaces the Amended and Restated Registration Rights Agreement, dated as of June 22, 2005, by and among the Company, TD and the Ricketts Stockholders.

RISK FACTORS

Investing in our common stock involves significant risks. Before you invest in our common stock, in addition to the following risk factors and the other information contained in this prospectus and in any applicable prospectus supplement or free writing prospectus, you should carefully consider the risks and uncertainties identified in the Company’s reports filed with the SEC that are incorporated or deemed incorporated by reference into this prospectus and any applicable prospectus supplement.

Future sales or the possibility of future sales of a substantial amount of our common stock may depress the price of shares of our common stock.

Future sales or the availability for sale of substantial amounts of our common stock in the public market could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital through future sales of equity securities.

In connection with the Scottrade acquisition, we issued 11,074,197 shares of our common stock to TD Lux and 27,685,493 shares of our common stock to the Riney Stockholder (including certain shares deposited into an escrow account to secure certain indemnification obligations of the Riney Stockholder under the merger agreement). The issuance of these new shares could have the effect of depressing the market price for our common stock. Additionally, pursuant to the terms of the registration rights agreement, we have filed with the SEC a registration statement covering resales of the shares of our common stock held by the selling stockholders that qualify as registrable securities under the registration rights agreement. This prospectus forms a part of the registration statement filed by us as required by the registration rights agreement.

We may issue our common stock or other securities from time to time as consideration for future acquisitions and investments. The number of shares of our common stock, or the number or aggregate principal amount, as the case may be, of other securities that we may issue may in turn be substantial. We may also grant registration rights covering those shares of our common stock or other securities in connection with any such acquisitions and investments.

We cannot predict the size of future issuances of our common stock or the effect, if any, that future issuances and sales of our common stock will have on the market price of our common stock. Sales of substantial amounts of our common stock (including shares of our common stock issued in connection with an acquisition or investment), or the perception that such sales could occur, may adversely affect prevailing market prices for our common stock.

USE OF PROCEEDS

We will not receive any proceeds from the resale of our common stock by the selling stockholders. All proceeds from the sale of our common stock pursuant to this prospectus will be for the accounts of the selling stockholders.

STOCKHOLDERS AGREEMENTS

The following description of the TD Stockholders Agreement and the Riney Stockholders Agreement and the transactions and agreements contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the agreements, as amended, which are included as exhibits to the registration statement of which this prospectus is a part and are incorporated herein by reference. See “Where You Can Find More Information.”

TD Stockholders Agreement

As a result of our acquisition of TD Waterhouse in 2006, TD became one of our affiliates, beneficially owning approximately 42% of our common stock as of June 30, 2017. Pursuant to the stockholders agreement, as amended, between TD and the Company (the “TD Stockholders Agreement”), TD has the right to designate five of the 12 members of the Company’s board of directors, subject to adjustment based on TD’s ownership positions in TD Ameritrade. Based on its current ownership position, TD has the right to designate five members of our board of directors. Accordingly, TD is able to significantly influence the outcome of all matters that come before our board.

TD is permitted under the TD Stockholders Agreement to exercise voting rights on up to 45% of our outstanding shares of common stock until termination of the TD Stockholders Agreement (which will occur no later than January 24, 2021). If our stock repurchases cause TD’s ownership percentage to exceed 45%, TD is required to use reasonable efforts to sell or dispose of such excess stock, subject to TD’s commercial judgment as to the optimal timing, amount and method of sales with a view to maximizing proceeds from such sales. TD has no absolute obligation to reduce its ownership percentage to 45% by the termination of the TD Stockholders Agreement. However, prior to and following the termination of the TD Stockholders Agreement, TD is required to vote any such excess stock on any matter in the same proportions as all the outstanding shares of stock held by holders other than TD and its affiliates are voted. In no event may the Company repurchase shares of its common stock that would result in TD’s ownership percentage exceeding 47%. There is no restriction on the number of shares TD may own following the termination of the TD Stockholders Agreement.

The ownership position and governance rights of TD could discourage a third party from proposing a change of control or other strategic transaction concerning TD Ameritrade. As a result, our common stock could trade at prices that do not reflect a “takeover premium” to the same extent as do the stocks of similarly situated companies that do not have a stockholder with an ownership interest as large as TD’s ownership interest.

Riney Stockholders Agreement

In connection with the closing of the Scottrade acquisition, the Company and the Riney Stockholder entered into a stockholders agreement (the “Riney Stockholders Agreement” and, together with the TD Stockholders Agreement, the “stockholders agreements”), setting forth, among other things, certain rights and obligations of the Riney Stockholder as a stockholder of the Company, including limitations on the acquisition of additional equity interests in the Company, customary standstill restrictions and prohibitions on taking certain actions relating to the Company, transfer restrictions and voting arrangements relating to the election or removal of directors as provided in the TD Stockholders Agreement.

The Riney Stockholders Agreement prohibits the Riney Stockholder and its permitted transferees from transferring their shares of our common stock unless such transfer is not to a transferee who following such transfer would hold 5% or more of the outstanding shares of our common stock, subject to certain exceptions. The Riney Stockholders Agreement also requires the Riney Stockholder to vote its shares of our common stock in favor of each director candidate nominated for election to the board pursuant to the terms of the TD Stockholders Agreement. The Riney Stockholders Agreement also contains customary standstill provisions and generally prohibits the Riney Stockholder and its permitted transferees from acquiring any additional shares of our common stock.

The Riney Stockholders Agreement terminates on the earliest of (1) on or prior to the third anniversary of the date of the Riney Stockholders Agreement, the date on which the Riney Stockholder and its permitted transferees cease to beneficially own at least 66 2/3% of the shares of our common stock acquired by the Riney Stockholder as stock consideration in the Scottrade acquisition, (2) after the third anniversary of the date of the Riney Stockholders Agreement, the date on which the Riney Stockholder and its permitted transferees cease to beneficially own at least 85% of the shares of our common stock acquired by the Riney Stockholder as stock consideration in the Scottrade acquisition, and (3) at the election of the Riney Stockholder upon not less than six months’ prior irrevocable notice to the Company, on a date following the fourth anniversary of the date of the Riney Stockholders Agreement (provided that certain standstill restrictions will continue for a period of six months after the date of such termination).

SELLING STOCKHOLDERS

The selling stockholders may from time to time, in one or more transactions, offer and sell any or all of the shares of our common stock that qualify as registrable securities pursuant to this prospectus, which we are registering for resale by them in accordance with the terms of the registration rights agreement. Pursuant to the registration rights agreement, each of the selling stockholders is entitled to certain customary demand registration, shelf takedown and piggyback registration rights with respect to their shares of our common stock that qualify as registrable securities under the registration rights agreement, subject to certain customary limitations (including with respect to minimum offering size and maximum number of demands and underwritten shelf takedowns within certain periods). With respect to TD, TD Lux and the Ricketts Stockholders, the registration rights agreement supersedes and replaces the Amended and Restated Registration Rights Agreement, dated as of June 22, 2005, by and among the Company, TD and the Ricketts Stockholders.

Specific information about the selling stockholders, including the common stock to be registered on their behalf and the amounts to be sold by them, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference in this prospectus. The selling stockholders, in the aggregate, beneficially own a majority of the Company’s outstanding shares of common stock.

PLAN OF DISTRIBUTION

The selling stockholders will act independently of the Company in making their respective decisions with respect to the timing, manner and size of each and any sale. Subject to the terms and restrictions set forth in the registration rights agreement, the stockholder agreements, certain related agreements and applicable law, the selling stockholders and any of their pledgees, donees, transferees or other successors in interest may, from time to time, offer and sell, separately or together, any or all of the shares of our common stock covered by this prospectus that qualify as registrable securities under the registration rights agreement. A selling stockholder will be responsible for its portion of any commissions charged by broker-dealers or agents or underwriting discounts in connection with any such offer and sale. The registrable securities may be sold in one or more transactions at fixed prices or prices subject to change, at prices related to prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when selling shares:

•	through underwriters, brokers or dealers or agents (who may act as agent or principal and who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders, the purchaser or such other persons who may be effecting such sales) for resale to the public or to institutional investors at various times;

•	through negotiated transactions, including, but not limited to, block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through brokers or dealers, who may act as agents or principals;

•	on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices;

•	in the over-the-counter market;

•	in private transactions other than exchange or quotation service transactions;

•	through short sales, purchases or sales of put, call or other types of options, forward delivery contracts, swaps, offerings of structured equity-linked securities or other derivative transactions or securities;

•	in hedging transactions, including, but not limited to:

•	transactions with a broker-dealer or its affiliate, whereby the broker-dealer or its affiliate will engage in short sales of shares and may use shares to close out its short position;

•	options or other types of transactions that require the delivery of shares to a broker-dealer or an affiliate thereof, who will then resell or transfer the shares; or

•	loans or pledges of shares for any loan or obligation, including pledges to a broker-dealer or an affiliate, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares;

•	through offerings of securities exercisable, convertible or exchangeable for shares, including, without limitation, securities issued by trusts, investment companies or other entities;

•	through offerings directly to one or more purchasers, including institutional investors;

•	through ordinary brokerage transactions and transactions in which a broker solicits purchasers;

•	through a combination of any such methods of sale; or

•	through any other method permitted under applicable law.

To the extent required, the number of shares our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any underwriter, agent or dealer and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying supplement to this prospectus.

Additionally, each selling stockholder may resell all or a portion of its shares in private transactions or in reliance upon Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), rather than pursuant to this prospectus.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares, from time to time, under this prospectus, or under a supplement to this prospectus to include the pledgee, permitted transferee, donee or other successor-in-interest as selling stockholder under this prospectus, and the selling stockholders also may transfer the shares in other circumstances, in each case subject to the restrictions set forth in the stockholders agreements and certain related agreements, in which case the pledgees, assignees, permitted transferees, donees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of the registrable securities, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of shares of our common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge shares of our common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of our common stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Any such transactions will be subject to the restrictions set forth in the stockholders agreements and certain related agreements.

The aggregate proceeds to the selling stockholders from the sale of the registrable securities offered by them will be the purchase price of the shares of our common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of shares of our common stock to be made directly or through agents.

Each selling stockholder may be deemed to be a statutory underwriter under the Securities Act. In addition, any broker-dealers who act in connection with the sale of the registrable securities may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and profit on any resale of the registrable securities as principal may be deemed to be underwriting discounts and commissions under the Securities Act. Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Such broker-dealers and any other participating broker-dealers may, in connection with such sales, be deemed to be underwriters within the meaning of the Securities Act. If the selling stockholders effect such transactions through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the registrable securities for whom they may act as agent or to whom they may sell as principal, or both (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be less than or in excess of those customary in the types of transactions involved). Any discounts or commissions received by any such broker-dealers may be deemed to be underwriting discounts and commissions under the Securities Act.

To the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

Underwriters, brokers, dealers and agents may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

Underwriters, brokers, dealers and agents may from time to time purchase and sell securities in the secondary market, but are not obligated to do so, and there can be no assurance that there will be a secondary market for the securities or liquidity in the secondary market if one develops. From time to time, underwriters and agents may make a market in the securities but are not obligated to do so and may cease to do so at any time.

There can be no assurance that the selling stockholders will sell any or all of the registrable securities covered by this prospectus.

In order to comply with the securities laws of some states, if applicable, shares of our common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states shares of our common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of our common stock in the market and to the activities of the selling stockholders and their affiliates. The foregoing may affect the marketability of our common stock.

We have agreed to indemnify the selling stockholders, any person who is a “controlling person” of such selling stockholders within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, their respective direct and indirect general and limited partners, advisory board members, directors, officers, trustees, managers, members, employees, agents, affiliates and stockholders, and each other agent, if any, who acts on behalf of or controls any such selling stockholder or controlling person, against certain liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreement. We may be indemnified by the selling stockholders against certain liabilities, including liabilities under the Securities Act, in accordance with the registration rights agreement.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and is qualified in its entirety by reference to the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”), our Amended and Restated Certificate of Incorporation (“certificate of incorporation”) and Amended and Restated Bylaws (“bylaws”), which have been filed as Exhibit 3.1 and Exhibit 3.2, respectively, to the registration statement of which this prospectus forms a part, and other information with respect to our common stock which has been publicly filed with the SEC. See “Where You Can Find More Information.”

Common Stock

We have 1,000,000,000 shares of authorized common stock, $0.01 par value per share, of which 670,156,622 shares were outstanding as of September 18, 2017.

Holders of our common stock are entitled to one vote for each share that they hold and are vested with all of the voting power of our capital stock, except as our board of directors may provide with respect to any class or series of preferred stock that our board of directors may authorize.

Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of any funds legally available for dividends. We pay dividends on our common stock only if we have paid or provided for all dividends on any outstanding series of preferred stock, for the then current period, and, in the case of any cumulative preferred stock, all prior periods.

Holders of our common stock are entitled, upon our liquidation, and after claims of creditors and any class or series of preferred stock outstanding at the time of liquidation, to receive a pro rata distribution of our net assets.

Shares of our common stock are not redeemable and have no subscription or conversion rights.

Preferred Stock

We have 100,000 shares of authorized preferred stock, $0.01 par value per share, of which no shares were issued or outstanding as of September 18, 2017.

Our board of directors is authorized, pursuant to our certificate of incorporation, to issue one or more series of preferred stock and to fix by resolution the voting, dividend, conversion, liquidation and other rights of such preferred stock.

Anti-Takeover Effects of Certain Provisions of our Certificate of Incorporation and Bylaws

Our certificate of incorporation and bylaws contain provisions that may delay, defer, discourage or prevent a change in control of the Company, the removal of our existing management or directors, or an offer by a potential acquirer to our stockholders. These provisions include:

•	Classified board of directors. In accordance with the terms of our certificate of incorporation, our board of directors is divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. The classification of the board of directors may have the effect of making it more difficult for stockholders to change the composition of the board of directors.

•	No cumulative voting. The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless the certificate of incorporation specifically authorizes cumulative voting. Our certificate of incorporation does not authorize cumulative voting.

•	Requirements for removal of directors. Our certificate of incorporation provides that, unless a “termination event” (as defined in the certificate of incorporation) has occurred, directors may only be removed for cause by the affirmative vote of the holders of a majority of our outstanding shares of common stock.

•	Special meetings of stockholders. Our certificate of incorporation provides that special meetings of the stockholders may only be called by the secretary of the Company at the direction of a majority of the directors of the Company or upon the request of stockholders owning of record 25% or more of our outstanding shares of common stock.

•	No stockholder action by written consent. Our certificate of incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting.

•	Stockholder advance notice procedures. Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed.

•	Exclusive forum. Our certificate of incorporation designates a state or federal court located within the State of Delaware as the sole and exclusive forum for certain litigation that may be initiated by our stockholders. Although we believe this provision benefits us by providing greater consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

•	Supermajority approval requirements. Certain amendments to our certificate of incorporation or bylaws require the affirmative vote of the holders of at least 80% of the voting power of the outstanding shares of our capital stock entitled to vote thereon.

Anti-Takeover Effects of Certain Provisions of Delaware Law

We are subject to the provisions of Section 203 of the DGCL, which generally may have an anti-takeover effect for transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for our common stock. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that the stockholder becomes an interested stockholder unless:

•	the business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the board of directors prior to the time the interested stockholder obtained such status;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•	at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

For purposes of Section 203, a “business combination” is defined to include mergers, asset sales and other transactions resulting in financial benefit to an interested stockholder. In general, an “interested stockholder” is a person who owns (or is an affiliate or associate of the corporation and, within the prior three years, did own) 15% or more of the corporation’s voting stock.

Stock Exchange Listing

Our common stock is listed on the Nasdaq Global Select Market under the ticker symbol “AMTD.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

REGISTRATION RIGHTS AGREEMENT

At the closing of the Scottrade acquisition, the Company, TD, TD Lux, the Riney Stockholder and the Ricketts Stockholders entered into a registration rights agreement providing each of TD, TD Lux, the Riney Stockholder and the Ricketts Stockholders with certain customary registration rights with respect to shares of our common stock that qualify as registrable securities under the registration rights agreement, including certain shares issued to the Riney Stockholder and TD Lux, respectively, in connection with the closing of the Scottrade acquisition and certain shares previously acquired by TD, TD Lux and the Ricketts Stockholders. Pursuant to the registration rights agreement, each of TD, the Riney Stockholder and the Ricketts Stockholders are entitled to certain customary demand registration, shelf takedown and piggyback registration rights with respect to their respective registrable securities, subject to certain customary limitations (including with respect to minimum offering size and maximum number of demands and underwritten shelf takedowns within certain periods). With respect to TD, TD Lux and the Ricketts Stockholders, the registration rights agreement supersedes and replaces the Amended and Restated Registration Rights Agreement, dated as of June 22, 2005, by and among the Company, TD and the Ricketts Stockholders.

The foregoing summary is a general description only, does not purport to be complete, and is qualified in its entirety by reference to a complete copy of the registration rights agreement, which is included as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on September 18, 2017, and incorporated herein by reference.

LEGAL MATTERS

Unless otherwise specified in an applicable prospectus supplement, the validity of the shares of our common stock offered by this prospectus will be passed upon for us by Wachtell, Lipton, Rosen & Katz, New York, New York. Any underwriters, brokers, dealers or agents will be advised about the validity of the shares of our common stock offered by this prospectus and other legal matters by their own counsel.

EXPERTS

The consolidated financial statements of TD Ameritrade appearing in TD Ameritrade’s Annual Report on Form 10-K for the year ended September 30, 2016, and the effectiveness of TD Ameritrade’s internal control over financial reporting as of September 30, 2016 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements, are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in auditing and accounting.

27,685,493 Shares

TD Ameritrade Holding Corporation

Common Stock

PROSPECTUS SUPPLEMENT

Goldman Sachs & Co. LLC

December 12, 2017